================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  July 16, 2002
                Date of Report (Date of earliest event reported)


                            THE FAIRCHILD CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                       1-6560                 34-0728587
(State or other jurisdiction of   (Commission file number)     (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                              45025 Aviation Drive
                                    Suite 300
                           Dulles, Virginia 20166-7516
                    (Address of principal executive offices)

                                 (703) 478-5800
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



================================================================================

Item 5. Other Events.


     On July 16, 2002, The Fairchild Corporation and certain of its subsidiaries entered into an acquisition agreement dated as of July 16, 2002 with Alcoa Inc. (the "Acquisition Agreement"), pursuant to which Alcoa will acquire Fairchild's fasteners business for approximately $657.0 million in cash and the assumption of certain liabilities.

     For a more complete description of the proposed terms of the transaction, reference is hereby made to the Acquisition Agreement. A copy of the Acquisition Agreement is filed as an exhibit hereto and is hereby incorporated herein by reference. A copy of Fairchild's press release is also filed as an exhibit hereto and is hereby incorporated herein by reference.

Item 7. Financial Statements and Exhibits.


     (c) Exhibits. The following exhibits are filed herewith:

         Exhibit No.            Description

          2.1 Acquisition Agreement dated as of July 16, 2002 among Alcoa Inc., The Fairchild Corporation, Fairchild Holding Corp. and Sheepdog, Inc., with Exhibit A (Conveyance, Assignment, Transfer and Bill of Sale), Exhibit B (Undertaking and Indemnity Agreement) and Exhibit C (Escrow Agreement) attached thereto.

          99.1 Press release of The Fairchild Corporation dated July 17, 2002.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 18, 2002


                           THE FAIRCHILD CORPORATION


                           By:  /s/ John L. Flynn
                                -------------------------------
                                 Name:  John L. Flynn
                                 Title:  Senior Vice President

                                  EXHIBIT INDEX


         Exhibit No.            Description

          2.1 Acquisition Agreement dated as of July 16, 2002 among Alcoa Inc., The Fairchild Corporation, Fairchild Holding Corp. and Sheepdog, Inc., with Exhibit A (Conveyance, Assignment, Transfer and Bill of Sale), Exhibit B (Undertaking and Indemnity Agreement) and Exhibit C (Escrow Agreement) attached thereto.

          99.1 Press release of The Fairchild Corporation dated July 17, 2002.